Exhibit 15.b

LETTER OF CONSENT

June 23, 2008

To:          Challenger Energy Corporation

Dear Sirs:

Re:	Challenger Energy Corp. (the “Corporation”)
Annual Report

We hereby consent to the references to our firm and to the references to our reports for Challenger Energy Corp. dated January 1, 2008 in the Annual Report on Form 20-F of the Corporation.

Yours very truly,

Chapman Petroleum Engineering Ltd.

[Original Signed By:]

Charlie W. Chapman

Charlie W. Chapman, P.Eng.,
President